1. Name and Address of Reporting Person
KAYNE ANDERSON CAPITAL ADVISORS, L.P.
1800 AVENUE OF THE STARS, THIRD FLOOR
LOS ANGELES, CA 90067

1. Name and Address of Reporting Person
KA FUND ADVISORS, LLC
C/O KAYNE ANDERSON CAPITAL ADVISORS, L.P.
1800 AVENUE OF THE STARS, THIRD FLOOR
LOS ANGELES, CA 90067